                                                                    EXHIBIT 4(a)

                        AMENDED 1999 EDS NON-QUALIFIED
                              STOCK PURCHASE PLAN

WHEREAS, it is the intention of Electronic Data Systems Corporation (the "Company" or "EDS") to offer a global program whereby eligible employees are granted options to purchase EDS stock at a discounted price pursuant to terms and conditions substantially similar to those of the 1996 Electronic Data Systems Corporation Stock Purchase Plan (the "Section 423 Plan") as qualified pursuant to Section 423 of the Internal Revenue Code of 1986, as amended ("Code").

WHEREAS, the Section 423 Plan, as written, cannot be offered in certain countries without creating adverse tax or securities consequences to the intended participants or the participating employer.

WHEREAS, the Compensation and Benefits Committee (the "CBC") of the EDS Board of Directors ("Board of Directors") was presented with the proposal to devise a non-qualified stock purchase plan substantially similar to the Section 423 Plan which may be supplemented or modified, as needed, to conform to the various local laws and regulations governing such plans for those non-U.S. subsidiaries of the Company which are authorized by the Compensation and Benefits Committee or its delegate to participate in the Plan ("Participating Employer").

WHEREAS, at its meeting on March 30, 1999, the CBC approved the adoption of the EDS Non-qualified Stock Purchase Plan intended to be substantially similar to the Section 423 Plan except as necessary or appropriate to provide advantageous taxation treatment or to comply with the laws and regulations of certain non-U.S. countries where extending the Section 423 Plan would otherwise be inadvisable or inappropriate.

WHEREAS, at its meeting on February 6, 2001, the CBC approved an amendment to the EDS Non-qualified Stock Purchase Plan to increase the number of shares of Common Stock available for issuance thereunder to 525,000 shares.

NOW THEREFORE, The 1999 EDS Non-qualified Stock Purchase Plan ("Plan") was established to provide options to eligible employees of Participating Employers in accordance with the following terms and conditions:

1.   Purpose of Plan.  The purpose of the Plan is to provide employees of
     ---------------
     certain Participating Employers with a strong incentive for individual creativity and contribution to ensure the future growth of the Company by enabling such employees to acquire shares of common stock, $.01 par value per share (the "EDS Stock"), of EDS, in the manner contemplated by the Plan. Rights to purchase EDS Stock offered pursuant to the Plan are a matter of separate inducement and not in lieu of any salary or other compensation for the services of any employee.

     The provisions of the Plan are subject to the provisions stated in the Appendices incorporated into this Plan and applicable to the Participating Employers. To the extent that the provisions in an Appendix for a Participating Employer conflict with the provisions in this Plan, the provisions in the Appendix will be controlling with respect to employees of such subsidiary.

2.   Amount of Stock Subject to the Plan:  Payment for Shares.  The total number
     --------------------------------------------------------
     of shares of EDS Stock that may be issued pursuant to rights of purchase granted under the Plan shall not exceed 525,000 shares of EDS Stock. In the discretion of the Board of Directors or its delegate, such shares may be: (i) treasury shares, including shares acquired by EDS in open market transactions; or (ii) authorized but unissued shares. If a right of purchase under the Plan expires or is terminated unexercised for any reason, the shares as to which such right so expired or terminated again may be made subject to a right of purchase under the Plan.

3.   Administration.  The Plan shall be administered by EDS ("Administrator") at
     --------------
     the direction of the Benefits Oversight Committee ("Committee"). To the extent necessary, the Administrator may delegate any of its duties or responsibilities as they pertain to a Participating Employer to such Participating Employer. Any Participating Employer may appoint or engage any person or persons as a third party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate the Plan. Any third party administrator who is not an employee of EDS or a Participating Employer, shall be required to be bonded and insured for errors and omissions insurance in such amounts and by such carrier as is deemed suitable and appropriate by the Administrator. The Committee shall hold meetings at such times and places as it may determine and may take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee or the Administrator may request advice or assistance or employ such other persons as it deems necessary for proper administration of the Plan. Subject to the express provisions of the Plan and the requirements of applicable law, the Committee shall have authority, in its discretion, to determine when each offering hereunder of rights to purchase shares (hereinafter "offering") shall be made, the duration of each offering, the dates on which the purchase period for each offering shall begin and end, the total number of shares subject to each offering, the purchase price of shares subject to each offering and the exclusion of any classes of employees. Subject to the express provisions of the Plan, the Committee has authority (a) to construe offerings, the Plan and the respective rights to purchase shares, (b) to prescribe, amend and rescind rules and regulations relating to the Plan and (c) to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee with respect to matters referred to in this Section 3 as within its province shall be conclusive, except that, to the extent required by law or by the Certificate of Incorporation or By-Laws of EDS, the terms of any offering shall be subject to ratification by the Board of Directors or the Committee prior to the effective date of such offering.

4.   Eligibility.  No right to purchase shares shall be granted hereunder to a
     -----------
     person who is not an employee of a Participating Employer. Except as may be specifically provided otherwise by the Committee, for purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings respectively given to such terms in Sections 424(e) and 424(f) of the Code. Each offering shall be made to all employees of a Participating Employer who satisfy the eligibility requirements as set forth on the Appendix for such Participating Employer.

5.   Offerings.  The Committee may grant to all eligible employees of
     ---------
     Participating Employers the right to purchase shares of EDS Stock under the terms hereinafter set forth. The terms and conditions of each offering shall state its effective date, shall define the duration of such offering and the purchase period thereunder, shall specify the number of shares that may be purchased thereunder, shall specify the purchase price for such shares and shall specify what class of employees, if any, are excluded. During the purchase period specified in the terms of an offering (or during such portion thereof as an eligible employee may elect to participate), portions of the eligible employee's compensation shall be directed for the purchase of the options hereunder pursuant to Sections 6 and 7. Any stated purchase period shall end no later than 27 months from the effective date of any offering hereunder.

6.   Participation.  An employee eligible on the effective date of an offering
     -------------
     or thereafter during the offering may participate in such offering by enrolling in the manner prescribed by the Administrator. An employee shall be considered a "Participant" in the Plan as of the date of the effective date of the enrollment and shall be a Participant in the Plan for so long as contributions are being made, or money or stock are credited, to such Participant's Plan account.

7.   Payments.  A Participant may instruct the Administrator to direct any whole
     --------
     percentage up to a maximum of 10% of the Participant's compensation received during the purchase period specified in an offering (or during such portion thereof as he/she may be eligible) for the purchase of options
     hereunder.   Payments for options hereunder shall be in the manner and
     method prescribed by the Administrator which may include payroll deductions whenever possible. If payments are to be made through payroll deductions then the Administrator will maintain a payroll deduction account for each Participant who is making such payroll deductions.

8.   Deduction Changes.  At any time prior to the end of the applicable purchase
     -----------------
     period, a Participant may instruct the Administrator to temporarily discontinue payments. Such instructions are effective only if delivered in the form and manner prescribed by the Administrator. The Administrator may establish limits on the number of times a Participant may be entitled to change the percentage of compensation directed for the purchase of options under the Plan or may temporarily discontinue payments. Any change or suspension of payments shall not become effective sooner than the next payroll period after the Participant properly delivered the directions for such change or suspension to the Administrator.

9.   Withdrawal of Funds.  A Participant may at any time and for any reason
     -------------------
     withdraw the entire cash balance then accumulated in such Participant's Plan account and thereby withdraw from participating in an offering. Upon withdrawal of the cash balance in a Participant's Plan account, such Participant shall cease to be eligible to participate in the offering pursuant to which the withdrawn funds were withheld. Partial withdrawals shall not be permitted. Any cash balance withdrawn in accordance with this
     Section 9 shall only be paid out directly to the Participant, or the estate or personal representative of the Participant in accordance with the written instructions delivered to the Administrator.

10.  Intentionally omitted.

11.  Maximum Allotment of Rights of Purchase.  Any right to purchase shares
     ---------------------------------------
     under the Plan shall be subject to applicable controlling laws.

12.  Purchase Price.  The purchase price for each share under each right of
     --------------
     purchase granted pursuant to an offering shall not be less than the lesser of: (i) an amount equal to 85% of the fair market value (defined below) of such share at the time the right of purchase is granted; or (ii) an amount which under the terms of the option is not less than 85% of the fair market value of such share at the time the right to purchase is exercised. The "fair market value" of a share of EDS Stock on any given date shall be the mean between the high and low sale prices on the New York Stock Exchange Composite Tape for EDS Stock, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date or on the date immediately prior thereto on which such prices for EDS Stock are so reported or, if not so reported, as reported in a newspaper of national circulation selected by the Committee or, in case no such sales take place on such date, the mean of the closing bid and asked prices (regular way) on the New York Stock Exchange Composite Tape on such date or, if the EDS Stock is not then listed or admitted to trading on the New York Stock Exchange, the mean between the high and low sale prices on such date or, in case no sales take place on such date, the mean of the closing bid and asked prices (regular way) on the largest principal United States securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any principal national securities exchange, then the last reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System or, if such sale prices shall not be reported thereon, the mean of the closing bid and asked prices as reported thereon, or if such prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the mean of two appraisals of fair market value, each of which shall be furnished by a New York Stock Exchange member firm selected by the Committee for that purpose. In the event the funds in the Participant's Plan account are in a currency other than United States dollars on any investment date (as defined below), for purposes of determining the maximum whole number of shares that may be purchased pursuant to Section 13, and for any other purpose under the Plan, such monies shall be deemed to have been converted into United States dollars based upon the foreign exchange selling rates, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date, or if not so reported on such date, as reported on the next preceding date on which such rates are reported.

13.  Method of Payment.  As of the last Friday in each calendar month, except
     -----------------
     the last calendar month of a purchase period, and as of the last day of each month (each of such dates being known as an "investment date"), the Plan account of each Participant shall be totaled. If on an investment date, any Participant's Plan account has at least Three Hundred and 00/100 Dollars ($300.00) or an amount equal to the purchase price of ten (10) shares of EDS Stock then, on such investment date such Participant shall purchase without any further action, the maximum whole number of shares (subject to the limitation provided in Section 10) possible at the then fair market value of such shares as determined in accordance with
     Section 12 together with any fees or charges associated with such purchase that can be purchased with the funds in such Participant's Plan account, provided that fractional shares may not be purchased. The Participant's Plan account shall be charged for the amount of the purchase and a stock certificate shall be issued for the benefit of the Participant as soon thereafter as practicable for the shares so purchased, which certificate may be issued in nominee name. Participant's Plan account at the end of each purchase period shall be refunded to such Participant. Except as otherwise prohibited by law, all funds in Plan accounts may be used by EDS for its general corporate purposes as the Board of Directors shall determine. However, the last purchase on the last investment date of a grant year shall be for the maximum whole number of shares (subject to the limitation provided in Section 10) possible that can be purchased with the funds available in such Participant's Plan account, and all cash remaining in such Participant's Plan account thereafter shall be returned to the Participant.

14.  Issuance of Certificates and Payment of Expenses.  Upon request and after
     ------------------------------------------------
     expiration of applicable restrictions, certificates representing shares purchased under the Plan may be issued in the name of the Participant or, if indicated on an appropriate form by the Participant then, to the extent allowable under local law, either: (i) in such Participant's name jointly with a member of such Participant's family, with right of survivorship;
     (ii) in the name of a fiduciary for the employee (in the event the employee is under a legal disability to have certificates issued in such Participant's name); or (iii) in a manner giving effect to the status of such shares as community property in jurisdictions where applicable. Upon termination of employment with EDS or any of its subsidiaries or affiliates, certificates representing both restricted and nonrestricted shares purchased under the Plan will be issued in the name of the Participant and forwarded to such Participant's account address on file with the Plan's transfer agent of record. In the event of a final non-appealable court-ordered account distribution, certificates representing both restricted and nonrestricted shares purchased under the Plan will be issued in the name and to the address specified in the court documents provided to the office of the Administrator.

15.  Rights as a Stockholder.  A Participant shall have no rights as a
     -----------------------
     stockholder with respect to any shares of EDS Stock covered by a right of purchase until a stock certificate for such shares is issued to the benefit of such Participant, which stock certificate may be issued in nominee name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or in other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 18.

16.  Sale of Stock.  Shares of EDS Stock purchased under the Plan shall only be
     -------------
     sold or transferred as set forth in the Appendix of the Participating Employer. Shares issued under the Plan will bear the appropriate restrictive legend, as applicable.

17.  Rights Not Transferable.  Rights to purchase shares under the Plan are not
     -----------------------
     transferable by a Participant and may be exercised only by such Participant during such Participant's lifetime.

18.  Adjustment of Shares.  If any change is made in the number, class or rights
     --------------------
     of EDS Stock subject to the Plan or subject to any offering under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe or other change in capital structure), appropriate adjustments shall be made as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding rights of purchase as shall be equitable to prevent dilution or enlargement of such rights; provided, however, that any such adjustment shall comply with the relevant country's rules regarding corporate reorganizations and liquidations if the transaction is a corporate reorganization or liquidation; and provided further that in no event shall any adjustment be made that would render any offering to be other than an offering pursuant to an employee stock purchase plan within the meaning of the relevant country's laws.

19.  Retirement, Termination and Death.  In the event of a Participant's
     ---------------------------------
     retirement or termination of employment, the amount in any Participant's Plan account shall be refunded to such Participant and the restricted and nonrestricted shares of stock held for such Participant's benefit by the Plan shall be issued to such Participant, and in the event of such Participant's death, such amount and stock shall be paid and issued to such Participant's estate or as otherwise provided under applicable law.

20.  Amendment of the Plan.  This Plan may be amended at any time by the
     ---------------------
     Committee, provided that, no such amendment may adversely affect the existing rights of a Participant without the consent of such Participant.

21.  Termination of the Plan.  The Plan and all rights of employees hereunder
     -----------------------
     shall terminate: (i) on the investment date that Participants become entitled to purchase a number of shares greater than the number of shares that remain available for purchase under the Plan; or (ii) in the discretion of the Committee, upon the completion of any purchase period.
     In the event that the Plan terminates under circumstances described in (i) above, shares remaining available for purchase under the Plan as of the termination date shall be issued to Participants on a pro rata basis. Any cash balances remaining in Participants' Plan accounts upon termination of the Plan shall be refunded as soon thereafter as practicable. The powers of the Committee provided by Section 3 to construe and administer any right to purchase shares granted prior to the termination of the Plan shall nevertheless continue after such termination.

22.  Listing of Shares and Related Matters.  If at any time the Committee shall
     -------------------------------------
     determine, based on opinion of counsel, that the listing, registration or qualification of the shares covered by the Plan upon any United States securities exchange or under any state, Federal, or foreign law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to counsel.

23.  Third Party Beneficiaries.  None of the provisions of the Plan shall be for
     -------------------------
     the benefit of or enforceable by any creditor of a Participant. A Participant may not create a lien on any portion of the cash balance accumulated in such Participant's payroll deduction account or on any shares covered by a right to purchase before a stock certificate for such shares is issued for such Participant's benefit.

24.  General Provisions.  The Plan shall neither impose any obligation on the
     ------------------
     Participating Employers to continue the employment of any Participant or eligible employee, nor impose any obligation on any Participant to remain in the employ of a Participating Employer. For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a Participating Employer if, at the time of the determination, the individual was an "employee" of such Participating Employer. For purposes of the Plan, the transfer of an employee from employment between Participating Employers shall not be deemed a termination of employment of the employee.

25.  Governing Law.  Except where jurisdiction is exclusive to the foreign
     -------------
     jurisdiction, federal courts or except as governed by federal law, the Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

26.  Effective Date.  The Plan shall be effective as of January 1, 1999.
     --------------
     Participating Employers shall be eligible to participate in the Plan on the date specified by the Committee; provided, however, that no purchase period under the Plan may begin until a Registration Statement under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan has become effective.

27.  Dividend Reinvestment.  Any employee or any employee who, upon separation
     ---------------------
     from a Participating Employer, was eligible for an early or normal retirement benefit under the terms of the pension plan or policies of the Participating Employer ("Retiree"), and who, pursuant to Sections 6 and 28, has any shares to his/her benefit in the Plan for which certificates have not been issued pursuant to Section 14, may elect to have any and all dividends issued on such shares reinvested in additional shares at full fair market value. To the extent permitted by applicable law, the Administrator shall establish and communicate all procedures necessary for employees or Retirees to reinvest dividends, including the charging of any reasonable fee to participating employees or Retirees for reinvesting dividends in accordance herewith.

28   Deposit of Certificated Shares. Any employee of a Participating Employer
     ------------------------------
     who holds EDS Stock certificates issued in any manner specified in Section 14(i)-(iii) representing shares of EDS Stock, may deposit the EDS Stock certificates into the Plan by transferring such shares into nominee name. Any such transfer of certificated shares shall be made pursuant to procedures established by the Administrator. Any employee who elects to transfer shares into nominee name pursuant to this Section is not required to participate pursuant to Plan Sections 6 and 7, but shall be eligible to invest dividends earned on such shares transferred pursuant to this Section in accordance with Section 27.

29.  Retirees. Notwithstanding anything to the contrary in Section 14 or
     --------
     elsewhere in the Plan, Retirees who, by reason of Section 6 acquired shares pursuant to the Plan, may continue to hold such shares in nominee name and elect to invest the dividends earned therein in accordance with Section 27 but may not purchase any additional shares pursuant to Sections 6 and 7.

This EDS Non-qualified Stock Purchase Plan has been approved by the Benefits Oversight Committee of Electronic Data Systems Corporation effective as of February 28, 2001.

                         ELECTRONIC DATA SYSTEMS CORPORATION


                                /S/ TROY W. TODD
                         --------------------------------------------
                         Troy W. Todd, Executive Vice President
                         Leadership and Change Management

                                  Appendix A

                                   Argentina


Effective Date. The following Subsidiaries in Argentina shall be eligible to -------------- be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney Argentina S.A.
                    .    Electronic Data Systems (EDS) de Argentina S.A.

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions subject to applicable limitations imposed local law. The process for such purchase shall be established by the Administrator in compliance with local law.

                                   Australia


Effective Date. The following Subsidiaries in Australia shall be eligible to -------------- be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney Australia Pty Ltd
                    .    EDS (Australia) Pty Limited
                    .    EDS (Services) Pty Ltd.

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through a direct
-------             purchase or payroll deduction if the Employee has given
                    written consent. The process for such purchase shall be established by the Administrator, provided that, funds held on behalf of Employees shall be deposited into a separate account established by the Administrator expressly for such purpose.

Conversion.         EDS (Australia) Pty Limited will provide, without charge, to
----------          each Australian Employee to whom a copy of this document is delivered, upon written or oral request to EDS (Australia)
                    Pty Limited:

                    (a) the market price in Australian dollars at which the Common Stock is available for purchase or sale on the New York Stock Exchange on the date of the request;

                    (b) the Australian dollar equivalent of the exercise price on the date of the request.

                    The above information may be obtained by faxing your request to 03-9230-4277 or write to:

                         EDS Australia
                         436 St. Kilda Road
                         Melbourne, Victoria 3004 Australia

                         Telephone: (03) 9230 4888

                                    Austria


Effective Date.     The following Subsidiaries in Austria shall be eligible to
--------------      be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney Ges.m.b.H
                    .    Electronic Data Systems (EDS Austria) GmbH

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions provided that the Employee has given written
                    consent therefore. The process for such purchase shall be established by the Administrator.

                                    Denmark


Effective Date.     The following Subsidiaries in Denmark shall be eligible to
--------------      be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all full-time and part-time
-----------         employees of any of the following Subsidiaries, each a
                    Participating Employer:

                    .    A.T. Kearney A/S
                    .    EDS Danmark A/S

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The process for such purchase shall be
                    established by the Administrator.

                                    Germany


Effective Date.     The following Subsidiaries in Germany shall be eligible to
--------------      be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney GmbH
                    .    EDS Consulting GmbH
                    .    EDS Electronic Data Systems Berlin GmbH
                    .    EDS Holding GmbH
                    .    EDS Informationstechnologie und Service GmbH
                    .    SDT Industrie-Leasing GmbH (SDT)

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The process for such purchase shall be
                    established by the Administrator, provided that, any funds held on behalf of Employees shall be deposited into a separate bank account established by the Administrator expressly for such purpose.

                                   Hong Kong


Effective Date. The following Subsidiaries in Hong Kong shall be eligible to -------------- be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all full-time and part-time
-----------         employees of any of the following Subsidiaries, each a
                    Participating Employer:

                    .    A.T. Kearney (Hong Kong) Limited
                    .    EDS Electronic Data Systems (Hong Kong) Limited

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The process for such purchase shall be
                    established by the Administrator.

                                    Ireland


Effective Date.     The following Subsidiaries in Ireland shall be eligible to
--------------      be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    Electronic Data Systems (Ireland) Limited

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The process for such purchase shall be
                    established by the Administrator.

                                  New Zealand


Effective Date.     The following Subsidiaries in New Zealand shall be eligible
--------------      to be participating Employers as of March 1, 2001. Employees of such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney New Zealand Limited
                    .    EDS (New Zealand) Limited

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The process for such purchase shall be
                    established by the Administrator.

                                   Singapore


Effective Date. The following Subsidiaries in Singapore shall be eligible to -------------- be Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney Pte. Ltd.
                    .    EDS International (Singapore) Pte. Limited
                    .    SD-Scicon Pte Limited

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The process for such purchase shall be
                    established by the Administrator.

                                     Spain


Effective Date.     The following Subsidiaries in Spain shall be eligible to be
--------------      Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney, S.A.
                    .    Electronic Data Systems Espana S.A.
                    .    Rol. 20, S.A.

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions provided that the Employee has given written
                    consent therefore and for deposit of deducted funds into a non-interest bearing account. The Administrator shall also establish any other processes necessary or desirable in order to effect purchases under the Plan.

                                    Sweden


Effective Date.     The following Subsidiaries in Sweden shall be eligible to be
--------------      Participating Employers as of March 1, 2001. Employees of
                    such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------         part-time employees of any of the following Subsidiaries,
                    each a Participating Employer:

                    .    A.T. Kearney AB
                    .    EDS Sweden AB

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------       transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of: (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------             deductions. The Administrator shall also establish any other processes necessary or desirable in order to effect purchases under the Plan.

                                  Switzerland


Effective Date.     The following Subsidiaries in Switzerland shall be eligible
---------------
                    to be Participating Employers as of March 1, 2001. Employees of such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------
                    part-time employees of any of the following Subsidiaries, each a Participating Employer:

                    .  A.T. Kearney (International) AG
                    .  EDS (Schweiz) AG
                    .  EDS Information Business GmbH
                    .  EDS Informatique S.A.

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------
                    transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of : (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------
                    deductions. The process for such purchase shall be established by the Administrator, provided that, funds held on behalf of Employees shall be deposited into a separate interest bearing account established by the Administrator expressly for such purpose.

                                The Netherlands


Effective Date.     The following Subsidiaries in Netherlands shall be eligible
---------------
                    to be Participating Employers as of March 1, 2001. Employees of such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all full-time and part-time
-----------
                    employees of any of the following Subsidiaries, each a Participating Employer:

                    .  A.T. Kearney B.V.
                    .  Electronic Data Systems (EDS) International B.V.

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------
                    transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of : (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------
                    deductions. The process for such purchase shall be established by the Administrator.

                                United Kingdom


Effective Date.     The following Subsidiaries in United Kingdom shall be
---------------
                    eligible to be participating Employers as of March 1, 2001.
                    Employees of such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.        Each offering shall be made to all permanent full-time and
-----------
                    part-time employees employed on standard terms and conditions by any of the following Subsidiaries, each a Participating Employer:

                    .  3301942 Media Accounting Services Limited
                    .  A.T. Kearney Limited
                    .  EDS UK Limited
                    .  Electronic Data Systems Limited
                    .  Transaction Systems Limited

Sale of Stock.      Shares of stock purchased under the Plan may not be sold or
-------------
                    transferred within two years of the date of purchase unless they are first offered to EDS at the lesser of : (i) the price originally paid for the shares; or (ii) the fair market value (as determined in accordance with Section 12 of the Plan) per share of EDS Stock on the date the shares are offered to EDS. EDS must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect

Payment.            Purchase of shares shall be accomplished through payroll
-------
                    deductions. The process for such purchase shall be established by the Administrator.

                                    Belgium


Effective Date.  The following Subsidiaries in Belgium shall be eligible to be
---------------
                 Participating Employers as of March 1, 2001. Employees of such Participating Employers may contribute into the Plan at such time as the Administrator has completed the procedures necessary to accommodate the Plan's administration for such Participating Employer.

Eligibility.     Each offering shall be made to all full-time and part-time
-----------
                 employees of any of the following Subsidiaries, each a Participating Employer:

                 .    A.T. Kearney N.V.
                 .    EDS Defense N.V.
                 .    EDS-Scicon N.V.
                 .    Electronic Data Systems Belgium N.V.
                 .    Management Computer Equipment, S.A.

Sale of Stock.   Shares of EDS Stock purchased under the Plan may only be sold
-------------
                 or transferred after two years of the date of purchase. Shares issued under the Plan will carry a restrictive legend to this effect.

Payment.         Purchase of shares shall be accomplished through a direct
-------
                 purchase and not a payroll deduction. The process for such purchase shall be established by the Administrator.